                                                                     Exhibit 4.1

                          SECURITIES PURCHASE AGREEMENT


      SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of June 1, 2003, by and among MRV Communications, Inc., a Delaware corporation, with headquarters located at 20415 Nordhoff Street, Chatsworth, CA 91311 (the "COMPANY"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

      WHEREAS:

      A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

      B. The Company has authorized convertible notes of the Company substantially in the form attached as Exhibit A (together with any convertible notes issued in exchange therefor or replacement thereof in accordance with the terms thereof, the "CONVERTIBLE NOTES"), which shall be convertible into shares of the Company's common stock, par value $0.0017 per share (the "COMMON STOCK") (as converted, the "CONVERSION SHARES"), in accordance with the terms of the Convertible Notes.

      C. The Buyers wish to purchase, upon the terms and conditions stated in this Agreement, Convertible Notes in an aggregate principal amount of $23,000,000 in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers (the "NOTES"); and

      D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit B (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

      NOW THEREFORE, the Company and the Buyers hereby agree as follows:

      1.    PURCHASE AND SALE OF NOTES.

            a. Purchase of Notes. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6, the Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company the Notes in the principal amount set forth opposite such Buyer's name on the Schedule of Buyers (the "CLOSING"). The purchase price (the "PURCHASE PRICE") of the Notes at the Closing shall be equal to $1.00 for each $1.00 of principal amount of the Notes purchased (representing an aggregate Purchase Price of $23,000,000 for the aggregate principal amount of $23,000,000 of Notes to be purchased at the Closing).

            b. The Closing Date. The date and time of the Closing (the "CLOSING DATE") shall be as soon as practicable following the satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6, but not later than 10:00 a.m. Central Time, on June 6, 2003, subject to satisfaction or waiver of such conditions (or such later date as is mutually agreed to by the Company and the Buyers). The Closing shall occur on the Closing Date at the offices of Katten Muchin Zavis Rosenman, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693.

            c. Form of Payment. On the Closing Date, (i) each Buyer shall pay the Purchase Price to the Company for the Notes to be issued and sold to such Buyer at such Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, less any amount withheld for expenses pursuant to Section 4(h), and (ii) the Company shall deliver to each Buyer, Notes (in the principal amounts as such Buyer shall request) (the "NOTE CERTIFICATES") representing such principal amount of the Notes which such Buyer is then purchasing hereunder, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

      2.    BUYER'S REPRESENTATIONS AND WARRANTIES.

            Each Buyer represents and warrants with respect to only itself that:

            a. Investment Purpose. Such Buyer (i) is acquiring the Notes, and
(ii) upon conversion of the Notes, will acquire the Conversion Shares then issuable (the Note, the Conversion Shares and the Interest Shares (as defined in the Notes) collectively are referred to herein as the "SECURITIES"), for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

            b. Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

            c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

            d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Sections 3 and 8(l) below. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

            e. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

            f. Transfer or Resale. Such Buyer understands that, except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended (or a successor rule thereto) ("RULE 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities, subject to the provisions of Section 4(l) hereof.

            g. Legends. Such Buyer understands that the certificates or other instruments representing the Notes and, until such time as the sale of the Conversion Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED
      (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE

      SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act (provided that such holder provides the Company with reasonable assurances that such securities will be sold in accordance with the plan of distribution set forth in the applicable registration statement and in compliance with the prospectus delivery requirement under the 1933 Act or pursuant to Rule 144, assuming the that such holder can comply with Rule 144), (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restrictions as to the number of securities acquired as of a particular date that can then be immediately sold or
(iv) such holder provides the Company reasonable assurances that the Securities have been or are being sold pursuant to Rule 144.

            h. Authorization; Enforcement; Validity. Such Buyer is a validly existing corporation, partnership, limited liability company or other entity and has the requisite corporate, partnership, limited liability company or other organizational power and authority to purchase the Securities pursuant to this Agreement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their respective terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

            i. Residency. Such Buyer is a resident of that jurisdiction specified in its address on the Schedule of Buyers.

      3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            The Company represents and warrants to each of the Buyers that:

            a. Organization and Qualification. The Company and its "SUBSIDIARIES" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "MATERIAL

ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below); provided, however, that none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i) a change in the market price or trading volume of the Company's common stock or (ii) a change in general economic conditions or change affecting the industry in which the Company operates generally (as opposed to a Company-specific change) so long as such change does not have a disproportionate effect on the Company and its Subsidiaries taken as a whole. The Company has no Subsidiaries except as set forth in Schedule 3(a).

            b. Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Notes and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS"), and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Notes, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders. The Transaction Documents have been duly executed and delivered by the Company and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

            c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 160,000,000 shares of Common Stock, of which as of the date hereof, 104,371,649 shares are issued and 103,066,549 shares are outstanding, 17,385,418 shares are reserved for issuance pursuant to the Company's stock option, restricted stock and stock purchase plans and 1,922,070 shares are issuable and reserved for issuance pursuant to securities (other than the Notes) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 1,000,000 shares of Preferred Stock, $0.01 par value, of which as of the date hereof, no shares are issued and outstanding. All of such outstanding or issuable shares have been, or upon issuance will be, validly issued and are, or upon issuance will be, fully paid and nonassessable. Except as disclosed in Schedule 3(c), (A) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (B) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (C) there are no material amounts outstanding under, and there will be no material amounts due upon termination of, any credit agreement or credit facility; (D) there are no financing statements securing obligations of any material amounts, either individually or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (E) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of capital stock of the Company or any of its Subsidiaries; (F) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (G) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (H) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and (I) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to each Buyer true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "BYLAWS"), and the terms of all securities convertible into, or exercisable or exchangeable for, Common Stock and the material rights of the holders thereof in respect thereto.

            d. Issuance of Securities. The Notes are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) free from all taxes, liens and charges with respect to the issuance thereof and (ii) entitled to the rights set forth in the Notes. At least 9,913,794 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f) below) have been duly authorized and reserved for issuance upon conversion of the Notes. Upon conversion in accordance with the Notes, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of the representations and warranties of the Buyers set forth in
Section 2 hereof, the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

            e. No Conflicts. Except as disclosed in Schedule 3(e), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation or the Bylaws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, assuming the accuracy of the representations and warranties of the Buyers set forth in
Section 2 hereof, federal and state securities laws and regulations and including the rules and regulations of the Principal Market (as defined below)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except, with respect to clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Except as disclosed in Schedule 3(e), neither the Company nor its Subsidiaries is in violation of any term of its Certificate of Incorporation or Bylaws or their organizational charter or bylaws, respectively. Except as disclosed in Schedule 3(e), neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain as described in the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not in violation of the listing requirements of the Principal Market (as defined in Section 4(g)), including, without limitation, the requirements set forth in Rule 4350(i)(1)(D) of Nasdaq (as defined in Section 4(g)) and has no actual knowledge of any facts which would lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.

            f. SEC Documents; Financial Statements. Since December 31, 2001, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being hereinafter referred to as the "SEC DOCUMENTS"). A complete and accurate list of the SEC Documents is set forth in
Schedule 3(f), true and complete copies of which are publicly available through the SEC's EDGAR filing system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d), contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Buyers with any material, nonpublic information. Other than as specifically contemplated by the Announcing Form 8-K (as defined below), the Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed, or other instrument entered into prior to the date hereof or the Closing and to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound which has not been previously filed as an exhibit to the Company's reports filed or made with the SEC under the 1934 Act. The Company meets the requirements for use of Form S-3 for registration of the resale of the Registrable Securities (as defined in the Registration Rights Agreement).

            g. Absence of Certain Changes. Except as expressly disclosed in the SEC Documents filed at least ten (10) days prior to the date hereof, since December 31, 2001 there has been no material adverse change and no material adverse development in the business, properties, assets, operations, results of operations, financial conditions or prospects of the Company or its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby will not be, Insolvent (as defined below). For purposes of this Section 3(g), "INSOLVENT" means (i) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's total indebtedness, contingent or otherwise, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur, or believes that it will incur, debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. Except as disclosed in Schedule 3(g), since December 31, 2002 the Company has not declared or paid any dividends, sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or had capital expenditures, individually or in the aggregate, in excess of $100,000.

            h. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries threatened, against or affecting the Company, the Common Stock or any of the Subsidiaries or any of the Company's or the Subsidiaries' officers or directors in their capacities as such except as expressly set forth in the SEC Documents filed at least ten (10) days prior to the date hereof or except for such actions, suits, proceedings, inquiries or investigations as would not , individually or in the aggregate, result in a Material Adverse Effect. Except as set forth in Schedule 3(h), to the knowledge of the Company none of the directors or officers of the Company have been involved in securities related litigation during the past five years.

            i. Acknowledgment Regarding Buyer's Purchase of Notes. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of an arm's length purchaser with respect to the Company in connection with the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

            j. No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the transactions contemplated by this Agreement, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

            k. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

            l. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

            m. Intentionally Omitted.

            n. Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. None of the Company's or its Subsidiaries' employees is a member of a union which relates to such employee's relationship with the Company, neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer, to the best knowledge of the Company and its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not result, either individually or in the aggregate, in a Material Adverse Effect.

            o. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights necessary to conduct their respective businesses as now conducted. Except as set forth in
Schedule 3(o), none of the Company's and its Subsidiaries' trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other intellectual property rights necessary to conduct their respective businesses as now conducted have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement, except for such expirations or terminations as would not , individually or in the aggregate, result in a Material Adverse Effect. Except as expressly disclosed in the SEC Documents filed at least ten (10) days prior to the date hereof or in Schedule 3(o), the Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets or other intellectual property rights of others, or of any development of similar or identical trade secrets or technical information by others. Except as expressly set forth in the SEC Documents filed at least ten (10) days prior to the date hereof or in Schedule 3(o), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding its trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets, or infringement of other intellectual property rights. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

            p. Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing cases, the failure to so comply would not result, either individually or in the aggregate, in a Material

Adverse Effect. The term "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

            q. Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(q) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company and its Subsidiaries.

            r. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, taken as a whole.

            s. Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

            t. Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liability is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.

            u. No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

            v. Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves for on its books, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

            w. Transactions With Affiliates. Except as set forth in Schedule 3(w) and in the SEC Documents filed at least ten (10) days prior to the date hereof, and other than the grant of stock options disclosed in Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

            x. Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of Delaware which is or could become applicable to the Buyers as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Buyers' ownership of the Securities.

            y. Rights Agreement. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

            z. Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

            aa. Subsidiary Rights. Other than restrictions that are not material, the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

            bb. No Other Agreements. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

      4.    COVENANTS.

            a. Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

            b. Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

            c. Reporting Status. Until the later of (i) the date which is one year after the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) and (ii) the date on which no Notes remain outstanding (the "REPORTING PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

            d. Use of Proceeds. The Company will use the proceeds from the sale of the Notes for general corporate purposes and working capital. The Company shall not use the proceeds from the sale of the Notes in violation of any applicable law.

            e. Financial Information. The Company agrees to send the following to each Investor (as that term is defined in the Registration Rights Agreement) during the Reporting Period: (i) within two (2) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, provided that if any such report is not filed with the SEC through EDGAR then the Company shall deliver a copy of such report to each Investor by facsimile on the same day it is filed with the SEC; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

            f. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares upon conversion of all outstanding Notes (without regard to any limitations on conversions).

            g. Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's authorization for quotation on the Nasdaq Stock Market ("NASDAQ"), provided that the Company shall use its reasonable best efforts to maintain the Common Stock's authorization for quotation on the Nasdaq National Market (the "PRINCIPAL MARKET"). Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock from the Principal Market or Nasdaq. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g).

            h. Expenses. Subject to Section 8(k) below, the Company shall reimburse the Buyers for the Buyers' expenses (including attorneys' fees and expenses in connection herewith and pursuant to Section 5 of the Registration Rights Agreement) in due diligence and negotiating and preparing the Transaction Documents and consummating the transactions contemplated thereby up to an aggregate of $60,000. Any amounts requested by a Buyer prior to the Closing for reimbursement of expenses pursuant to this Section 4(h) shall be withheld by such Buyer from its Purchase Price to be paid at the Closing. Any amounts requested by a Buyer after the Closing for reimbursement of expenses pursuant to this Section 4(h) shall be paid by the Company to such Buyer promptly.

            i. Disclosure of Transactions and Other Material Information. The Company shall issue a press release publicly announcing the transactions contemplated by the Agreement, and the principal terms thereof, by 8:00 a.m. (New York Time) on June 2, 2003. The Company shall issue a press release publicly announcing the Closing by 8:00 a.m. (New York Time) on first Business Day following the Closing Date. No later than 8:00 a.m. (New York Time) on June 3, 2003, the Company shall file a Form 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents and the scheduled occurrence of the Closing and including as exhibits to such Form 8-K this Agreement (including the schedules hereto), the Form of Note and the Registration Rights Agreement, in the form required by the 1934 Act (the "ANNOUNCING FORM 8-K"). From and after the filing of the Announcing Form 8-K with the SEC, no Buyer shall be in possession of any material nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents that is not disclosed in the Announcing Form 8-K. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Buyer with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Announcing Form 8-K with the SEC without the express written consent of such Buyer. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby or disclosing the name of any Buyer; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions
(i) as required pursuant to this Section 4(i) and (ii) as is required by applicable law and regulations (provided that each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

            j. Transactions With Affiliates. So long as (i) any Notes are outstanding or (ii) any Buyer owns Conversion Shares with a market value equal to or greater than $500,000 the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, persons who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of the Common Stock, or affiliates of the Company or its Subsidiaries or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "RELATED PARTY"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, or (c) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Subsidiary shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "AFFILIATE" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, (iv) is controlled by that person or entity or (v) shares common control with that person or entity. "CONTROL" or "CONTROLS" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

            k. Corporate Existence. So long as any Buyer beneficially owns any Notes, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale or transfer of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose common stock is quoted on or listed for trading on Nasdaq or NYSE.

            l. Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting any such pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including without limitation, Section 2(f) of this Agreement; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

      5.    CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

            The obligation of the Company to issue and sell the Notes to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                  (i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

                  (ii) Such Buyer shall have delivered to the Company the Purchase Price (less any amounts withheld by such Buyer pursuant to Section 4(h)) for the Notes being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                  (iii) The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

      6.    CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

            The obligation of each Buyer hereunder to purchase the Notes from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

                  (i) The Company shall have executed each of the Transaction Documents and delivered the same to such Buyer.

                  (ii) The Common Stock (x) shall be designated for quotation or listed on the Principal Market and (y) shall not have been suspended by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market; and the Conversion Shares issuable upon conversion of the Notes shall be listed upon the Principal Market.

                  (iii) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer, including, without limitation, an update as of the Closing Date of the representation contained in Section 3(c) above.

                  (iv) Such Buyer shall have received the opinion of outside counsel for the Company reasonably acceptable to the Buyers, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit C.

                  (v) The Company shall have executed and delivered to such Buyer the Note Certificates (in such denominations as such Buyer shall request) for the Notes being purchased by such Buyer at the Closing.

                  (vi) The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b) above and in a form reasonably acceptable to such Buyer (the "RESOLUTIONS").

                  (vii) As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, at least 9,913,794 shares of Common Stock.

                  (viii) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company issued by the Secretary of State of Delaware, and a certificate evidencing the good standing of the Company as a foreign corporation in California issued by the Secretary of State of California, each as of a date within ten (10) days of the Closing Date.

                  (ix) The Company shall have delivered to such Buyer a secretary's certificate, dated as of the Closing Date, certifying as to
      (A) the Resolutions, (B) the Certificate of Incorporation, certified as of a date within 10 days of the Closing Date, by the Secretary of State of the State of Delaware and (C) the Bylaws, each as in effect at the Closing.

                  (x) The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws, except for the filing with the SEC of a Form D as required under Regulation D.

                  (xi) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days of the Closing Date.

                  (xii) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

      7. INDEMNIFICATION. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby,
(b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby,
(d) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (e) the status of such Buyer or holder of the

Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 7 shall be the same as those set forth in Sections 6(a) and (d) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and the Company's rights to assume the defense of claims.

      8.    GOVERNING LAW; MISCELLANEOUS.

            a. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

            b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

            c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

            e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between each Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyers which purchased a majority of the aggregate principal amount of the Notes on the Closing Date, or if prior to the Closing, by the Buyers listed on the Schedule of Buyers as being obligated to purchase a majority of the aggregate principal amount of the Notes. Any such amendment shall bind all holders of the Notes. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes then outstanding. No provision of this Agreement may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of the Notes, as the case may be.

            f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day (as defined in the Notes) after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

      If to the Company:

            MRV Communications, Inc.
            20415 Nordhoff Street
            Chatsworth, CA 91311
            Telephone:  (818) 773-0900
            Facsimile:  (818) 407-5656
            Attention:  Noam Lotan

      With a copy to:

            Kirkpatrick and Lockhart LLP
            10100 Santa Monica Boulevard, Seventh Floor
            Los Angeles, CA  90067
            Telephone:  (310) 552-5033
            Facsimile:  (310) 552-5001
            Attention:  Mark Klein, Esq.

      If to the Transfer Agent:

            American Stock Transfer & Trust Company
            59 Maiden Lane
            New York, NY 10038
            Telephone:  (718) 921-8293
            Facsimile:  (718) 921-8334
            Attention:  Isaac Kagen

If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or, in the case of a Buyer or any other party named above, at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

            g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of a majority of the aggregate principal of the Notes then outstanding, including by merger or consolidation, except pursuant to a Change of Control (as defined in Section 4(b) of the Notes) with respect to which the Company is in compliance with Section 4(k) of this Agreement and
Section 4 of the Notes. A Buyer may assign some or all of its rights hereunder without the consent of the Company; provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Transaction Documents, the Buyers shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities, subject to the provisions of Section 4(l) hereof.

            h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            i. Survival. Unless this Agreement is terminated under Section 8(k), the representations and warranties of the Buyers and the Company contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 8, and the indemnification provisions set forth in Section 7, shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

            j. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            k. Termination. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 5 and 6 (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this
Section 8(k), the Company shall remain obligated to reimburse any nonbreaching Buyers for the expenses described in Section 4(h) above.

            l. Placement Agent. The Company acknowledges that it has not engaged a placement agent in connection with the sale of the Notes. The Company shall be responsible for the payment of any placement agent's fees or broker's commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

            m. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

            n. Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

            o. Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to the Registration Rights Agreement or the Notes or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                                   * * * * * *

      IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                                   BUYERS:

MRV COMMUNICATIONS, INC.                   DEUTSCHE BANK, AG LONDON BRANCH


By: /S/ Noam Lotan                         By: /S/ Tracy Fu
   ----------------------------------         ---------------------------------
   Name: N. Lotan                             Name: Tracy Fu
        -----------------------------              ----------------------------
   Title: CEO                                 Title: Authorized Signatory
         ----------------------------               ---------------------------
          June 1, 2003

                               SCHEDULE OF BUYERS

                                                   INITIAL
                                                  PRINCIPAL
                         INVESTOR ADDRESS         AMOUNT OF     BUYER'S LEGAL REPRESENTATIVES'
INVESTOR'S NAME        AND FACSIMILE NUMBER         NOTES        ADDRESS AND FACSIMILE NUMBER
                       --------------------         -----        ----------------------------
Deutsche Bank, AG    c/o Deutsche Bank AG        $23,000,000    Katten Muchin Zavis
London Branch        31 West 52nd Street                        Rosenman
                     New York, New York 10019                   525 W. Monroe Street
                     Attn:  Nick Brumm                          Chicago, Illinois
                            Tracy Fu                            0661-3693
                     Phone: 212-469-5800                        Attention: Michele R.
                     Fax:     212-469-5787                      Chaffee, Esq.
                     Residence: New York                                   Mark D. Wood, Esq.
                                                                Telephone: (312) 902-5200
                                                                Facsimile: (312) 902-1061

                                    SCHEDULES

Schedule 3(a)     Subsidiaries
Schedule 3(c)     Capitalization
Schedule 3(e)     Conflicts
Schedule 3(f)     SEC Documents
Schedule 3(g)     Material Changes
Schedule 3(h)     Litigation
Schedule 3(o)     Intellectual Property
Schedule 3(q)     Liens
Schedule 3(w)     Certain Transactions

                                    EXHIBITS

Exhibit A         Form of Note
Exhibit B         Form of Registration Rights Agreement
Exhibit C         Form of Company Counsel Opinion























60181210

                            MRV COMMUNICATIONS, INC.

                                  Schedule 3(a)

                               Subsidiaries of MRV

                                                    Jurisdiction of
     Subsidiary Name                                Organization
     ---------------                                ------------
AB Kneper (Alcadon Syd AB)                          Sweden
Alca AB                                             Sweden
Alcacom AB                                          Sweden
Alcadon AB                                          Sweden
Alcadon AS                                          Norway
Alcadon A/S                                         Denmark
All Optical, Inc.                                   Delaware
All Optical Ltd.                                    Israel
Appointech, Inc.                                    Republic of China
Arch-O                                              Italy
AstroTerra Corporation                              California
Broadband Highway, Inc.                             Delaware
Charlotte's Networks,Inc.                           Delaware
Charlotte's Web Ltd.                                Israel
Cescomm USA, Inc.                                   Delaware
Cimi Networks, Inc.                                 Delaware
Creative Electronic  Systems SA                     Switzerland
Dune Networks, Inc.                                 Delaware
EDSLan SpA                                          Italy
Elcoma AG                                           Switzerland
FOCI Fiber Optic Communications, Inc.               Republic of China
Giga Solutions SA                                   France
HellTec                                             Switzerland
Hyperchannel Ltd.                                   United Kingdom
Interdata S.A.                                      France
Israel Telecom Ltd.                                 Israel
iTouch Communications, Inc.                         Delaware
iTouch, Inc.                                        Massachusetts
J3Tel SA                                            France
Jolt Ltd.                                           Israel
Lan Baradan S.r.L.                                  Italy
Luminent, Inc.                                      Delaware
Luminent Korea                                      Korea
Luminent USA, Inc.                                  Delaware
Maadne Investment Ltd.                              Cyprus
MRV Communications GmbH                             Germany
MRV International, Ltd.                             Israel
NBase Communications, Ltd.                          Israel
NBase Fibronics Ltd.                                Israel
Netsoft Solutions                                   Ireland
Optical Access GmbH                                 Germany
Optical Access, Inc.                                Delaware
Optical Access OAL, Ltd.                            Israel
Optical Access, S.r.L.                              Italy
Optical Crossing, Inc.                              Delaware
Optronics International Corp.                       Republic of China

                                  Schedule 3(a)

                               Subsidiaries of MRV

                                                    Jurisdiction of
     Subsidiary Name                                Organization
     ---------------                                ------------
Pedrena Enterprises B.V.                            Netherlands
RDS Communications AB                               Sweden
RedC Optical Networks, Inc.                         Delaware
RedC Optical Networks, Ltd.                         Israel
Seicom GmbH                                         Germany
Tecnonet SpA                                        Italy
Tecnodati S.r.L.                                    Italy
Tele Est S.r.L.                                     Italy
Telesys S.r.L.                                      Italy
TurnKey Communications AG                           Switzerland
TurnKey Services AG                                 Switzerland
Zuma Networks, Inc.                                 Delaware

                            MRV COMMUNICATIONS, INC.

                                  Schedule 3(c)

                                 Capitalization


3(c)(B)

      In June 1998, the Company issued $100.0 million principal amount of 5% convertible subordinated notes (the Notes) due June 15, 2003. The Notes were offered in a 144A private placement to qualified institutional investors at the stated amount, less a selling discount of 3%. Since issuance, the Company has repurchased the Notes with cash and the Company's common stock. As of May 29, 2003, approximately $26.0 million in Notes were outstanding.

3(c)(C)

      Short-term obligations consist of secured and unsecured lines of credit, short-term loans and notes entered into with certain financial institutions. As of March 31, 2003, these short-term obligations totaled $5.3 million. Certain assets of the Company's subsidiaries have been pledged as collateral on these borrowings. The weighted average interest rate on these obligations at was approximately 4%. These obligations are incurred and settled in the local currencies of the respective subsidiaries.

      As of March 31, 2003, the Company had total long-term debt totaling $544,000.

      Through the Company's foreign subsidiaries, the Company has agreements with financial institutions to sell certain receivables. At December 31, 2002, the Company is contingently liable for approximately $16.1 million relating to such receivables sold with recourse.

3(c)(E)

      Stock options and warrants issued to employees under approved stock incentive plans are as follows:

                                      Number of
                                       Shares
                                       ------
Outstanding                          12,889,894
Available for grant                   4,495,524
                                     ----------
    Total authorized but unissued    17,385,418
                                     ==========


3(c)(F)

      Through a subsidiary in Switzerland, the Company is obligated to purchase stock options held by the employees of the subsidiary representing approximately 19.5% of the subsidiary's outstanding capital. The remaining obligation is approximately CHF 900,000.

MRV COMMUNICATIONS, INC.

Schedule 3(c)
Capitalization as of May 29, 2003

                                                      Number of
                                                       Shares
                                                       ------
PREFERRED STOCK, $0.01 par value

  Authorized                                          1,000,000
  Issued and outstanding                                     --

COMMON STOCK, $0.0017 par value

  Authorized                                        160,000,000
  Issued                                            104,371,649

  Less: held in treasury                             (1,305,100)
                                                    -----------
       TOTAL OUTSTANDING                            103,066,549

  Dilutable Securities:

    5% Convertible subordinated notes                 1,922,070
    Employee stock options and warrants:

     Outstanding                                     12,889,894
     Available for grant                              4,495,524
                                                    -----------
       Total authorized but unissued                 17,385,418

       TOTAL OUTSTANDING ASSUMING FULL DILUTION
                                                    122,374,037
                                                    ===========

                                  SCHEDULE 3(E)
                                    CONFLICTS


                                 Not applicable

                            MRV COMMUNICATIONS, INC.

                                  Schedule 3(f)

                                  SEC Documents

                    From January 1, 2002 through May 29, 2003

                                                                                                                     Filing
    Form                        Description                                                                           Date
    ----                        -----------                                                                           ----
10-Q          Q1 2003 quarterly report.                                                                              5/15/2003
8-K           Q1 2003 earnings release.                                                                              4/30/2003
10-K          2002 annual report.                                                                                    3/28/2003
SC 13G/A      Statement of acquisition of beneficial ownership by individuals.                                       1/10/2003
8-K/A         Amendment to the current report for FOCI and QOI divestiture originally filed October 23, 2002.        12/4/2002
10-Q          Q3 2002 quarterly report.                                                                             11/14/2002
ARS           Annual report to security holders pursuant to annual shareholder meeting held December 12, 2002.      11/12/2002
DEF 14A       2001 definitive proxy statement                                                                       11/12/2002
8-K           Current report for FOCI and QOI divestiture originally filed October 23, 2002.                        10/23/2002
10-Q/A        Amendment 1 to Q2 2002 quarterly report.                                                               8/20/2002
10-Q          Q2 2002 quarterly report.                                                                              8/14/2002
8-K           Current report for change in certifying accountants.                                                   6/18/2002
10-Q          Q1 2002 quarterly report.                                                                              5/13/2002
10-K/A        Amendment 1 to 2001 annual report                                                                      3/22/2002
S-8           Candy Glazer stock option agreement                                                                    3/22/2002
10-K          2001 annual report.                                                                                    3/21/2002
SC 13G/A      Statement of acquisition of beneficial ownership by individuals.                                       2/14/2002
8-K           Current report for 2001 earnings release                                                               2/13/2002
SC 13G/A      Statement of acquisition of beneficial ownership by individuals.                                       2/12/2002
S-8           Luminent Inc. amended and restated 2000 stock option plan and Eric Blachno stock option agreement.      2/1/2002
S-8           MRV Communications, Inc. 2002 international stock option plan                                           2/1/2002
S-8           1997 incentive and nonstatutory stock option plan.                                                      2/1/2002
S-8           2002 nonstatutory stock option plan for employees of Luminent, Inc.                                     2/1/2002
424B3         Prospectus related to Form S-3/A filed October 10, 2002                                                1/17/2002
S-3/A         Resell amendment                                                                                       1/10/2002
8-K           Current report announcing completion of short-form merger with Luminent, Inc. on December 28, 2001      1/8/2002

                                  SCHEDULE 3(G)
                                MATERIAL CHANGES


                                 Not applicable

                                 SCHEDULE 3 (H)
                                   LITIGATION


                                 Not applicable

                                 SCHEDULE 3 (O)
                              INTELLECTUAL PROPERTY


                                                                                  Patent/TM/App
Title                                           Country         Date                 Number
-----                                           -------         ----                 ------
Method and Apparatus for a Connectorized        US          Filed 06/12/00      US app 9/592,605
Transmitter for Long Distance High
Performance Communication

Method and Apparatus for Wireless Traffic       US          Filed 05/31/200     Us app 09/585,239
Driver

Memes Based Over the Air Optical Data           US          Filed 06/09/2000    US prov app 60/210,613
Transmission System

Control System for Over the Air Optical         US          Filed 09/29/00      US prov app 60/210,614
Data Transmission System

DIRECTIP                                        US          Filed 02/13/97      US tm. 2,203,250


OPTISWITCH MASTER                               US          Filed 06/30/00      US tm app 76/081,987

OPTIWAVE                                        US          Filed 06/07/00      US tm    app 76/065,059

IPMASTER                                        US          Filed 06/07/00      US tm app 76/065,068

FTTX                                            US          Filed 03/15/00      US tm app 76/000,915

OPTISWITCH                                      US          Filed 03/16/00      US tm app 76/000,914

NET2LINUX                                       US          Filed 01/31/00      US tm app 75/906,269

AMATIS                                          US          Filed 01/07/00      US tm app 56/892630

E-SWITCH                                        US          Filed 09/03/99      US tm app 76/792,414


ACCELEROUTER                                    US          Filed 03/10/99 (US)      US tm 2,380.832
                                                            Reg 08/29/00 (US)        WO tm 1,305,267
                                                            FUIC 01/01/99 (US)
                                                            Filed 10/02/99 (WO)

Multiple Transmitter Laser Link                 US          Issued 07/07/98          US 5,777,768
                                                            Filed 08/29/96
                                                            Priority US 09/01/95
                                                            US Prov. 60/003397

System for Directing a Laser Beam Toward        US          Issued 07/18/00          US 6,091,074
an Active Area                                              Filed 05/11/98

Directional Optics for a System for Directing   US          Issued 09/12/00          US 6,118,131
a Laser Beam Toward an Active Area                          Filed 07/01/98
                                                            CIP App 09/075,602

Buffered Laser Communications Link              US          Allowed 6/14/00          US app 08/990.850
                                                            Filed 12/15/97

Alignment System for Laser Communication        US          Filed 03/11/99           US app 09/266.457
Beam

Subterranean Optical Communications             US          Filed 06/11/99           US app 09/330,379

Laser/Microwave Dual Mode                       US          Filed 07/29/99           US app 09/364,101

System and Methods for Aligning a Laser         US          Filed 08/03/99           US app 09,368,107

Single Optical Fiber Transceiver                US          Filed 10/14/99           US app 09/418,100

Duel Optical Fiber Transceiver                  US          Filed 10/14/99           US app 09/418,096

Aerial Optical Communications System            US          Filed 09/19/2000         not yet assigned

ASTROFIBER                                      US          Filed 04/25/00           US tm app

Wireless Communication System                   US          Issued 10/6/98           US 5,818,619
                                                            Filed 06/13/96
                                                            Priority IL 06/15/95

Wireless Communication System                   UK          Issued 02/18/98          UK 2,302,467 B
                                                            Priority 08/16/95 (?)

Title                                        Country                         Date                        Patent/TM/AppNumber
-----                                        -------                         ----                        -------------------
Wireless Communication System                   IL                      Filed 06/15/98                      IL 114,176
                                                                        Renewed 08/31/00

Wireless Communication System                   IL                      Issued 12/31/95                     IL 103,289
                                                                        Filed 09/25/92

Wireless Communication System                   US                      Issued 07/08/97                     US 5,646,761
                                                                        Filed 09/05/95
                                                                        Cont of 08/126800,
                                                                        Filed 09/24/93)

System and method for wirelessly                US                      Issued 09/29/98                     US 5,815,298
                                                                        Filed 08/25/96
                                                                        Priority IL 07/25/95

Method and Apparatus for Combining Data         IL                      Issued 08/04/96                     IL 114,234AO
Received by a Plurality of Reveivers                                    Filed 6/20/95
(unconfirmed)

System and method for wirelessly                IL                      Issued 09/16/98                     IL 114,727
communicating a sound signal                                            Filed 07/25/95

Wireless Optical Communications Without         US                      Filed 09/16/98                      US app 60/100,632
Electronics

Wireless Optical Communications Without         WO                      Published 03/23/00                  WIPO app 16489A2
Electronics                                                             Priority 09/16/98
                                                                        US Prov 60/100632

VIRTUAL FIBER                                   IL                      Filed 12/1897                       IL tm 116,500
                                                                        Published 12/31/98
                                                                        Registered 04/14/99

Communication Laser Alignment Assembly          US                      Aug. 16, 1988                       4,764,983


Apparatus and Method for Alignment of Fixed     US                      Nov. 7, 1989                        4,879,764
Communication Laser Stations

Laser Beam Data Verification System             US                      Nov. 21, 1989                       4,882,774

Title                                           Country                     Date                        Patent/TM/AppNumber
-----                                           -------                     ----                        -------------------
Laser Signal Mixer Circuit                      US                      Sept. 25, 1990                      4,959,827

Laser Alignment Apparatus                       US                      Sept. 12, 1995                      5,450,245

Laser Communication System                      US                      April 28, 1987                      4,662,004

Booster for Rapid Network                       US                      January 21, 1999                    09/234,304
Acceleration

Packet Routing Using Direct IP                  US                      February 10, 1997                   60/037,890

Method and Apparatus for a Wave                 US                      Not filed
Length Division Multiplexing Optical
Power Monitor

A Signal Allocation Scheme for a                US                      In Process
Laser/Microwave Dual Mode
Communications System

Laser/microwave dual mode                       US                      December 3, 2002                    6,490,066
communications system

Systems and methods for aligning a              US                      December 10, 2002                   6,493,485
laser beam with an optical fiber

Title                                                     Country                 Date                          Patent/TM/AppNumber
-----                                                     -------                 ----                          -------------------
Wireless optical communications                             US                                                      6,366,723
without electronics

Multiple transmitter laser link                             US

Optical Isolator with low polarization mode dispersion      US

Reflective Parallel Fiber Optic Circulator                  US

Optical Circulator                                          US

Optical Fiber Polisher                                      US

Used on Solid State CCD Camera Optical                      US
Photometric Filter

TRADEMARKS

Title                         Date                 TM/Application #
-----                         ----                 ----------------
Fiber Driver(tm)              April 23, 2001          76245864

In-Reach                      December 29, 2000       76187919

MegaVision                    October 13, 2000        76194912

MegaVision Web                January 16, 2001        76194912

OptiSwitch                    March 15, 2000          76000914

OptiSwitch Master             June 30, 2000           76081987

TereScope                     October 13, 2000        76147967

                                 SCHEDULE 3 (Q)
                                      LIENS


                                 Not applicable

                                 SCHEDULE 3 (W)
                          TRANSACTIONS WITH AFFILIATES


                                 Not applicable

                                                                       EXHIBIT A

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTION 2(C)(VII) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 2(C)(VII) HEREOF.

                                CONVERTIBLE NOTE

___________, 2003                                                    $23,000,000

      FOR VALUE RECEIVED, MRV COMMUNICATIONS, INC., a Delaware corporation (the "COMPANY"), hereby promises to pay to the order of Deutsche Bank, AG London Branch or registered assigns (the "HOLDER") the principal amount of Twenty Three Million United States Dollars ($23,000,000), and interest thereon, when due, whether upon maturity, acceleration, redemption or otherwise, in accordance with the terms of this Note. Unless otherwise defined or provided herein, capitalized terms used in this Note shall have the meanings ascribed thereto in Section 26.

      (1)   Payments.


            (a) Principal. If any Principal remains outstanding on the Maturity Date, then the Holder shall surrender this Note, duly endorsed for cancellation, to the Company and such Principal shall be redeemed as of the Maturity Date by payment on the Maturity Date to the Holder of an amount equal to the sum of (A) such Principal plus (B) the Additional Amount with respect to such Principal plus (C) any unpaid Default Interest (as defined below) or other amounts due under this Note. Except as specifically set forth in this Note, the Company does not have any right, option, or obligation to pay any portion of the Principal at any time prior to the Maturity Date.

            (b) Interest. Interest on this Note ("INTEREST") shall accrue at a rate of 5.0% per annum commencing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable quarterly in arrears on the first day of each Calendar Quarter beginning on July 1, 2003 (each an "INTEREST DATE"). Interest shall be payable in cash.

            (c) General. All payments of principal and Interest on, and any other amounts due under, this Note (to the extent not converted into Shares in accordance with the terms hereof) shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day. Unless otherwise provided in this Note, any amount due under this Note and not paid when due shall bear interest at the rate of 10.0% per annum (or, if lower, the maximum amount allowed by applicable law) from such due date until the same is paid in full ("DEFAULT INTEREST").

      (2) Conversion of this Note. This Note shall be converted into Shares on the terms and conditions set forth in this Section 2.

            (a) Holder's Conversion Right. Subject to the provisions of Section 5 and Section 10, at any time or times on or after the Issuance Date, the Holder shall be entitled to convert all or any part of the Principal into fully paid and nonassessable Shares in accordance with Section 2(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a Share upon any conversion. If the issuance would result in the issuance of a fraction of a Share, then the Company shall round such fraction of a Share up or down to the nearest whole share. Upon any such conversion, the Company shall pay to the Holder the Additional Amount relating to the Principal so converted.

            (b) Conversion Rate. The number of Shares issuable upon conversion of any portion of this Note pursuant to Section 2(a) shall be determined according to the following formula (the "CONVERSION RATE"):


                                Conversion Amount
                                -----------------

                                Conversion Price

            (c) Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner:

                  (i) Holder's Delivery Requirements. To convert a Conversion Amount into Shares on any date (the "CONVERSION DATE"), the Holder shall
      (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 7:00 p.m. New York Time on such date, a copy of an executed conversion notice in the form attached hereto as Exhibit I (the "CONVERSION NOTICE") to the Company and

      (B) if required by Section 2(c)(vii), surrender to a nationally recognized overnight delivery service for delivery to the Company as soon as practicable following such date the original Note being converted (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction).

                  (ii) Company's Response. Upon receipt or deemed receipt by the Company of a copy of a Conversion Notice, the Company (I) shall as soon as practicable, but no later than the next Business Day, send, via facsimile, a confirmation of receipt of such Conversion Notice to the Holder and the Company's designated transfer agent (the "TRANSFER AGENT"), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein; (II) on or before the second (2nd) Business Day following the date of receipt or deemed receipt by the Company of such Conversion Notice (such second
      (2nd) Business Day, the "SHARE DELIVERY DATE") (A) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program and provided that the Holder is eligible to receive Shares through DTC, shall credit such aggregate number of Shares to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, if the Holder is not eligible to received Shares through DTC or if requested by the Holder, shall issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of Shares to which the Holder shall be entitled; and (III) on the Share Delivery Date shall pay in cash the Additional Amount relating to the Principal so converted. If this Note is submitted for conversion, as may be required by Section 2(c)(vii), and the principal amount represented by this Note is greater than the principal amount being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of this Note (such third
      (3rd) Business Day, the "NOTE DELIVERY DATE") and at its own expense, issue and deliver to the Holder a new Note representing the Principal not converted.



                  (iii) Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the Holder the Shares representing the number of Shares that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within one (1) Business Day of receipt or deemed receipt of the Holder's Conversion Notice or other date of determination. If the Holder and the Company are unable to agree upon the determination of the Conversion Price or arithmetic calculation of the Conversion Rate within one (1) Business Day of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company shall within one (1) Business Day submit via facsimile (A) the disputed determination of the Conversion Price to an independent, reputable investment bank selected by the Company and approved by the holders of Notes representing a majority of the aggregate principal amount of the Notes then outstanding or (B) the disputed arithmetic calculation of the Conversion Rate to the Company's independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than 48 hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent error.



                  (iv) Record Holder. The person or persons entitled to receive the Shares issuable upon a conversion of this Note shall be treated for all purposes as the legal and record holder or holders of such Shares on the Conversion Date.

                  (v) Company's Failure to Timely Convert.


                        (A) Cash Damages. If within three (3) Business Days after the Company's receipt of the facsimile copy of a Conversion Notice or deemed receipt of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder for, or credit the Holder's balance account with DTC with, the number of Shares to which the Holder is entitled upon the Holder's conversion of any Conversion Amount, or if the Company fails to issue and deliver a new Note representing the Principal to which such Holder is entitled on or before the Note Delivery Date pursuant to Section 2(c)(ii), then in addition to all other available remedies that the Holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 7 thereof), the Company shall pay additional damages to the Holder for each day after the Share Delivery Date such conversion is not timely effected and/or each day after the Note Delivery Date such Note is not delivered in an amount equal to 0.5% of the sum of (a) the product of (I) the number of Shares not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled and (II) the Weighted Average Price of the Common Stock on the Share Delivery Date, and (b) in the event the Company has failed to deliver a Note to the Holder on or prior to the Note Delivery Date, the product of (y) the number of Shares issuable upon conversion of the Principal represented by the Note as of the Note Delivery Date and (z) the Weighted Average Price of the Common Stock on the Note Delivery Date.

                        (B) Void Conversion Notice. If for any reason the Holder has not received all of the Shares prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of this Note, then the Holder, upon written notice to the Company (a "VOID CONVERSION NOTICE"), may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to the Holder's Conversion Notice. Upon delivery of a Void Conversion Notice, cash amounts shall stop accruing under Section 2(c)(v)(A) on the Shares subject to such

Void Conversion Notice, provided that the voiding of the Holder's
Conversion Notice shall not affect the Company's obligations to make any payments that have accrued prior to the date of such Void Conversion Notice pursuant to Section 2(c)(v)(A) or otherwise.

                        (C) Redemption. If for any reason the Holder has not received all of the Shares prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of this Note (a "CONVERSION FAILURE"), then the Holder, upon written notice to the Company, may require that the Company redeem, in accordance with Section 3, all of the Principal, including the Principal previously submitted for conversion and with respect to which the Company has not delivered shares of Common Stock; provided that in the event the Holder has delivered to the Company a Void Conversion Notice with respect to a Conversion Failure, the Company shall not be required to redeem the amount of principal specified in and represented by such Void Conversion Notice.

                  (vi) Pro Rata Conversion. In the event the Company receives a Conversion Notice from more than one holder of the Notes for the same Conversion Date and the Company can convert some, but not all, of such Notes, then, subject to Section 10, the Company shall convert from each holder of the Notes electing to have Notes converted at such time a pro rata amount of such holder's Note submitted for conversion based on the principal amount of the Note submitted for conversion on such date by such holder relative to the principal amount of the Notes submitted for conversion on such date.

                  (vii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless all of the Principal is being converted. The Holder and the Company shall maintain records showing the principal amount converted or redeemed and the dates of such conversions or redemptions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion or redemption. In the event of any dispute or discrepancy, such records of the Company establishing the Principal to which the Holder is entitled shall be controlling and determinative in the absence of error. Notwithstanding the foregoing, if this Note is converted or redeemed as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder may request, representing in the aggregate the remaining Principal represented by this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion or redemption of any portion of this Note, the Principal of this Note may be less than the principal amount stated on the face hereof. Each Note shall bear the following legend:

      ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTION 2(c)(vii) HEREOF. THE PRINCIPAL AMOUNT OF THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT STATED ON THE FACE HEREOF PURSUANT TO SECTION 2(c)(vii) HEREOF.

                  (d) Taxes. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Shares upon the conversion of this Note.

                  (e) Adjustments to Conversion Price. The Conversion Price will be subject to adjustment from time to time as provided in this Section 2(e).


                  (i) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) outstanding Shares into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time after the Issuance Date combines (by combination, reverse stock split or otherwise) its outstanding Shares into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

                  (ii) Notices.


                        (A) Upon any adjustment of the Conversion Price pursuant to clause (i) of this Section 2(e), the Company will give written notice thereof to the Holder, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

                        (B) The Company will give written notice to the Holder at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change (as defined in Section 4(a)), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

                        (C) The Company will also give written notice to the Holder at least ten (10) Business Days prior to the date on which any Organic Change (as defined in Section 4(a)), dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

                  (iii) Adjustment of Conversion Price by the Company. To the extent permitted by applicable law, the Company at any time shall have the right to reduce the Conversion Price (a "COMPANY REDUCTION") by any amount for any period of time; provided that the conditions of this Section 2(e)(iii) are satisfied. The Company may exercise its right to Company Reduction by delivering to each holder of the Notes written notice (a "COMPANY REDUCTION NOTICE") at least 15 Business Days prior to the first day of the Company Reduction Period (as defined below). The Company Reduction Notice shall state the reduced Conversion Price (the "ALTERNATIVE CONVERSION PRICE") and the period (the "COMPANY REDUCTION PERIOD") during which the Alternative Conversion Price will be in effect, which Company Reduction Period must be at least 15 Business Days in duration. A Company Reduction Notice shall be irrevocable. The Conversion Price shall be adjusted upon the expiration of the Company Reduction Period to the Conversion Price that otherwise would then be in effect if the Company Reduction had not occurred. Notwithstanding anything to the contrary in this
Section 2(e)(iii), the Alternative Conversion Price shall at no time be greater than the Conversion Price that otherwise would be in effect during such Company Reduction Period if such Company Reduction had not occurred. The Company must publicly disclose the contents of the Company Reduction Notice prior to or contemporaneously with delivery thereof to the Holder.

                  (iv) Restriction on Issuances by the Company. The Company shall be restricted from issuing certain types of securities as provided in this
Section 2(e)(iv).

                              (A) The Company agrees that, except for Exempted
Issuances, so long as this Note is outstanding, it shall not in any manner issue or sell (1) any Shares for a consideration per share less than a price equal to the Conversion Price in effect immediately prior to such time; (2) any Options where the lowest price per share for which one Share is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Conversion Price in effect immediately prior to such time; or (3) any Convertible Securities where the lowest price per share for which one Share is issuable upon the conversion, exchange or exercise thereof is less than the Conversion Price in effect immediately prior to such time.

                              (B) For purposes of this Section 2(e)(iv)(A), the
"lowest price per share for which one Share is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Share upon granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option, and the "lowest price per share for which one Share is issuable upon conversion, exchange or exercise" of any Convertible Security shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Share upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security.

                              (C) For purposes of Section 2(e)(iv)(A), if the
terms of any Option or Convertible Security are changed or amended in any manner, then such Option or Convertible Security shall be deemed to have been issued as of the date of such change.

                              (D) In case any Option is issued in connection
with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Shares, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration received by the Company consists of marketable securities, in which case the amount of consideration received by the Company will be the Weighted Average Price of such securities on the date of receipt of such securities. If any Shares, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Shares, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of Notes representing a majority of the aggregate principal amount of the Notes then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "VALUATION EVENT"), the fair value of such consideration will be determined within five (5) Business Days after the tenth
(10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders representing a majority of the aggregate principal amount of the Notes then outstanding. The determination of such appraiser shall be final and binding upon all parties absent error and the fees and expenses of such appraiser shall be borne by the Company.

                              (F) The Company agrees that, so long as this Note
is outstanding, it shall not in any manner issue or sell any Options or Convertible Securities that are convertible into or exchangeable or exercisable for Shares at a price that varies or may vary with the market price of the Shares, including by way of one or more resets to a fixed price or the issuance of additional securities with out the payment of additional consideration.

            (3) Redemption at Option of Holder.


                  (a) Redemption Option Upon Event of Default. In addition to all other rights of the Holder contained herein, after an Event of Default (as defined below), the Holder shall have the right, at the Holder's option, to require the Company to redeem all or a portion of the Principal at a price ("REDEMPTION PRICE") equal to the sum of (x) 100% of such Principal plus (y) the Additional Amount with respect to such Principal plus (z) any unpaid Default Interest or other amounts due under this Note.

      (b) Event of Default. An "EVENT OF DEFAULT" shall be deemed to have occurred at such time as any of the following events:


                  (i) the failure of the Registration Statement (as defined in the Registration Rights Agreement) to be declared effective by the SEC on or prior to the date that is 30 days after the Effectiveness Deadline (as defined in the Registration Rights Agreement);

                  (ii) while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Holder for sale of all of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) consecutive trading days or for more than an aggregate of ten (10) trading days in any 365-day period (other than days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

                  (iii) the suspension from trading or failure of the Common Stock to be listed on the Nasdaq Stock Market for a period of five (5) consecutive trading days or for more than an aggregate of ten (10) trading days in any 365-day period;

                  (iv) the Company's or the Transfer Agent's notice to any holder of the Notes, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Notes into Shares that is tendered in accordance with the provisions of the Notes;

                  (v) a Conversion Failure (as defined in Section 2(c)(v)(C));

                  (vi) upon the Company's receipt or deemed receipt of a Conversion Notice, the Company shall not be obligated to issue Shares upon such conversion due to the provisions of Section 10;

                  (vii) the Company breaches any representation, warranty, covenant or other term or condition of the Securities Purchase Agreement, the Registration Rights Agreement, this Note or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby and hereby, except to the extent that such breach would not have a Material Adverse Effect (as defined in Section 3(a) of the Securities Purchase Agreement) and except, in the case of a breach of a covenant or other term that is curable, only if such breach continues for a period of at least ten (10) days;

                  (viii) default in payment of any principal amount of, Interest on or other amount due under this Note when and as due;

                  (ix) the Company breaches any of the covenants set forth in
      Section 2(e)(iv) hereof;

                  (x) failure by the Company for ten (10) days after notice to it to comply with any other provision of this Note in all material respects;

                  (xi) any default in payment of at least $3,000,000, individually or in the aggregate, under or acceleration prior to maturity of, or any event or circumstances arising such that, any person is entitled, or could, with the giving of notice and/or lapse of time and/or the fulfillment of any condition and/or the making of any determination, become entitled, to require repayment before its stated maturity of, or to take any step to enforce any security for, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed of at least $3,000,000 by the Company or for money borrowed the repayment of at least $3,000,000 of which is guaranteed by the Company, whether such indebtedness or guarantee now exists or shall be created hereafter;

                  (xi) if the Company pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or any of its Subsidiaries (as defined in the Securities Purchase Agreement) for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due; or

                  (xii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (1) is for relief against the Company in an involuntary case; (2) appoints a Custodian of the Company or any subsidiary for all or substantially all of its property; or (3) orders the liquidation of the Company or any subsidiary.

            (c) Mechanics of Redemption at Option of Holder. Within one (1) day after the occurrence of an Event of Default, the Company shall deliver written notice thereof via facsimile and overnight courier ("NOTICE OF EVENT OF DEFAULT") to the Holder. At any time after the earlier of the Holder's receipt of a Notice of Event of Default and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem up to all of the Principal by delivering written notice thereof via facsimile and overnight courier ("NOTICE OF REDEMPTION AT OPTION OF HOLDER") to the Company, which Notice of Redemption at Option of

Holder shall indicate (i) the Principal that the Holder is electing to have the Company redeem from it and (ii) the applicable Redemption Price, as calculated pursuant to Section 3(a) except that in the case of an Event of Default arising from events described in clauses (xi) and (xii) of Section 3(b), this Note shall become due and payable without further action or notice.

            (d) Payment of Redemption Price. Upon the Company's receipt of a Notice(s) of Redemption at Option of Holder from any other holder of the Notes, the Company shall promptly notify the Holder by facsimile of the Company's receipt of such notice(s). Each holder that has sent such a notice shall, if required pursuant to Section 2(c)(vii), promptly submit to the Company such holder's Note that such holder has elected to have redeemed. The Company shall deliver the applicable Redemption Price to the Holder within five (5) Business Days after the Company's receipt of a Notice of Redemption at Option of Holder; provided that the Holder's Note shall have been so delivered to the Company (if required). If the Company is unable to redeem all of the Notes submitted for redemption, the Company shall (i) redeem a pro rata amount from each holder of the Notes based on the principal amount of the Notes submitted for redemption by such holder relative to the aggregate principal amount of the Notes submitted for redemption by all holders of the Notes and (ii) in addition to any remedy the Holder may have under this Note and the Securities Purchase Agreement, pay to the Holder interest at the rate of the lesser of 2.0% per month (prorated for partial months) or the highest lawful maximum interest rate in respect of the unredeemed Principal until paid in full.

            (e) Void Redemption. In the event that the Company does not pay the Redemption Price within the time period set forth in Section 3(d), at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option (the "VOID OPTIONAL REDEMPTION OPTION") to, in lieu of redemption, require the Company to promptly return to the Holder any or all of the Notes representing the Principal that was submitted for redemption by the Holder under this Section 3 and for which the Redemption Price (together with any interest thereon) has not been paid, by sending written notice thereof to the Company via facsimile (the "VOID OPTIONAL REDEMPTION NOTICE"). Upon the Company's receipt of such Void Optional Redemption Notice, (i) the Notice of Redemption at Option of Holder shall be null and void with respect to the Principal subject to the Void Optional Redemption Notice, and (ii) the Company shall immediately return any Note subject to the Void Optional Redemption Notice.

            (f) Disputes; Miscellaneous. In the event of a dispute as to the determination of the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 2(c)(iii) above with the term "Redemption Price" being substituted for the term "Conversion Rate." A holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments that have accrued prior to the date of such notice (other than the payment of the Redemption Price in respect of the redemption so voided). In the event of a redemption pursuant to this Section 3 of less than all of the Principal, the Company shall promptly cause to be issued and delivered to the Holder a Note representing the remaining Principal that has not been redeemed, if necessary.

            (4) Other Rights of Holders.

                  (a) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction that is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "ORGANIC CHANGE." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "ACQUIRING ENTITY") a written agreement (in form and substance satisfactory to the holders representing a majority of the Notes then outstanding) to deliver to the Holder in exchange for this Note, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Note and satisfactory to the holders representing a majority of the principal amount then outstanding under the Notes. Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the holders representing a majority of the Notes then outstanding) to ensure that the Holder will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the Shares immediately theretofore acquirable and receivable upon the conversion of this Note (without regard to any limitations on conversion) such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of Shares that would have been acquirable and receivable upon the conversion of this Note as of the date of such Organic Change (without taking into account any limitations or restrictions on the convertibility of this Note).

                  (b) Optional Redemption Upon Change of Control. In addition to the rights of the Holder under Section 4(a), upon a Change of Control (as defined below) of the Company the Holder shall have the right, at the Holder's option, to require the Company to redeem all or a portion of the Principal at a price equal to the greater of (A) the sum of (x) 105% of the Principal plus (y) the Additional Amount with respect to such Principal, and (B) the product of (I) the Conversion Rate on the date the Holder gives a Notice of Redemption Upon Change of Control (as defined below), multiplied by (II) the arithmetic average of the Weighted Average Prices of the Common Stock during the five (5) trading days immediately preceding such date ("CHANGE OF CONTROL REDEMPTION PRICE"). No sooner than forty (40) nor later than thirty (30) Business Days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier (a "NOTICE OF CHANGE OF CONTROL") to the Holder. At any time during the period beginning after receipt of a Notice of Change of Control (or, in the event a Notice of Change of Control is not delivered at least thirty (30) Business Days prior to a Change of Control, at any time on or after the date which is thirty (30) Business Days prior to a Change of Control) and ending on and including the date that is ten (10) Business Days prior to the date of such Change of Control, the Holder may require the Company to redeem all or a portion of the Principal by delivering written notice thereof via facsimile and overnight courier (a "NOTICE OF REDEMPTION UPON CHANGE OF CONTROL") to the Company, which Notice of Redemption Upon Change of Control shall indicate (i) the Principal that the Holder is submitting for redemption, and (ii) the applicable Change of Control Redemption Price, as calculated pursuant to this
Section 4(b). Upon the Company's receipt of a Notice(s) of Redemption Upon Change of Control from any holder of the Notes, the Company shall promptly, but in no event later than one (1) Business Day following such receipt, notify the Holder by facsimile of the Company's receipt of such Notice(s) of Redemption Upon Change of Control. The Company shall deliver the Change of Control Redemption Price simultaneously with the consummation of the Change of Control; provided that, if required by Section 2(c)(vii), this Note shall have been so delivered to the Company. The Company shall not enter into any binding agreement or other arrangement with respect to a Change of Control unless the Company provides that the payments provided for in this Section 4(b) shall have priority to payments to stockholders in connection with such Change of Control and the Company complies with such provision. For purposes of this Section 4(b), "CHANGE OF CONTROL" means (i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), (ii) the sale or transfer of all or substantially all of the Company's assets, or (iii) the consummation of a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding Shares.

                  (c) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the "PURCHASE RIGHTS"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that such holder could have acquired if the Holder had held the number of Shares acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

      (5) Limitations on Conversion. The Company shall not effect any conversion of this Note and the Holder shall not have the right to convert Principal in excess of that portion of the Principal that, upon giving effect to such conversion, would cause the aggregate number of Shares beneficially owned by the Holder and its affiliates to exceed 4.99% of the total outstanding Shares following such conversion. For purposes of the foregoing proviso, the aggregate number of Shares beneficially owned by the Holder and its affiliates shall include the Shares issuable upon conversion of this Note with respect to which the determination of such proviso is being made, but shall exclude the Shares that would be issuable upon (i) conversion of the remaining, nonconverted principal of the Notes beneficially owned by the Holder and its affiliates and (ii) exercise, conversion or exchange of the unexercised, unconverted or unexchanged portion of any other securities of the Company (including, without limitation, any warrants or convertible preferred stock) subject to a limitation on conversion, exercise or exchange analogous to the limitation contained herein beneficially owned by the Holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this
Section 5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 ACT"). For purposes of this Section 5, in determining the number of outstanding Shares the Holder may rely on the number of outstanding Shares as reflected in (1) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of Shares outstanding. Upon the written request of the Holder, the Company shall promptly, but in no event later than two (2) Business Days following the receipt of such request, confirm in writing to the Holder the number of Shares then outstanding. In any case, the number of outstanding Shares shall be determined after giving effect to the conversion, exercise or exchange of securities of the Company, including the Notes, since the date as of which such number of outstanding Shares was reported.

                  (6) Reservation of Shares.

                        (a) Reservation. The Company shall, so long as any of the Notes are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, such number of Shares as shall from time to time be sufficient to effect the conversion of all of the principal amount then outstanding under the Notes; provided that the number of Shares so reserved shall at no time be less than 100% of the number of Shares for which the Notes are at any time convertible (without regard to any limitations on conversions) (the "REQUIRED RESERVE AMOUNT"). The initial number of Shares reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder at the time of issuance of the Notes or increase in the number of reserved Shares, as the case may be. In the event the Holder shall sell or otherwise transfer any portion of the Holder's Notes, each transferee shall be allocated a pro rata portion of the number of Shares reserved for such transferor. Any Shares reserved and allocated to any Person that ceases to hold any Notes shall be allocated to the remaining holders of the Notes, pro rata based on the principal amount of the Notes then held by such holders.

                        (b) Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved Shares to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of Shares equal to the Required Reserve Amount (an "AUTHORIZED SHARE FAILURE"), then the Company shall immediately take all action necessary to increase the Company's authorized Shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the authorization of an increase in the number of authorized Shares. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized Shares and to cause its Board of Directors to recommend to the stockholders that they approve such proposal.

                        (7) Voting Rights. Holders of the Notes shall have no voting rights, except as required by law and as expressly provided in this Note.


                        (8) Other Indebtedness. Payments of principal and other payments due under this Note shall not be subordinated to any obligations of the Company. For so long as this Note is outstanding, the Company shall not, and shall not permit any of its Subsidiaries (as defined in the Securities Purchase Agreement) to, (a) create, issue, incur, assume, guarantee or suffer to exist any Indebtedness (as defined below) or any Lien (as defined below), except (i) Indebtedness of the Company secured by a purchase money security interest and monetary obligations under any leasing or similar arrangement, in each case, incurred in the Company's ordinary course of business, (ii) up to an aggregate of $10,000,000 of unsecured Indebtedness (excluding the Notes), and (iii) Indebtedness under its outstanding 5% Convertible Subordinated Notes due June 15, 2003, pursuant to the terms thereof on the date of the Securities Purchase Agreement (but not any extension, amendment, refinancing, renewal or replacement of such Indebtedness); or (b) issue any capital stock of the Company redeemable prior to the Maturity Date. For purposes of this Note: (x) "INDEBTEDNESS" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all indebtedness referred to in clauses (A) through (E) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, change, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person that owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (G) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (F) above; (y) "LIEN" means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, on any property of the Company or its Subsidiaries, including, without limitation, any conditional sale or title retention arrangement, any capitalized lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security; and (z) "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto. Notwithstanding anything to the contrary in this Note or the Securities Purchase Agreement, nothing in this Note is intended to restrict the right of the Company to pay or redeem at maturity its outstanding 5% Convertible Subordinated Notes due June 15, 2003 (but not any extension, amendment, refinancing, renewal or replacement thereof), pursuant to the terms thereof on the date of the Securities Purchase Agreement, and any such payment or redemption shall not in any manner constitute an Event of Default under this Note.

                  (9) Participation; Restrictions. In the case of any dividends paid and distributions made to the holders of Common Stock (other than dividends or distributions to which the provisions of Section 2(e)(i) are applicable), the Holder shall be entitled to additional payments in amounts equal to the dividends or distributions such holder would have received if the Holder had converted this Note in full into Shares (without taking into account any limitations or restrictions on the convertibility of this Note) immediately prior to the record date for such dividend or distribution, or, if no such record date is taken, immediately prior to the date as of which the record holders of Common Stock are to be determined for such dividend or distribution. Payments made pursuant to the previous sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock. While this Note is outstanding, the Company shall not, directly or indirectly, redeem, repay, or purchase any of the Company's capital stock without the prior express written consent of the Holder (except for Approved Repurchases and the repayment or redemption of the Notes in accordance with the terms thereof). While this Note is outstanding, the Company shall not enter into any agreement which would limit or restrict the Company's ability to perform under, or take any other voluntary action to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under, this Note, the Securities Purchase Agreement and the Registration Rights Agreement. While this Note is outstanding, the Company shall not declare or pay any dividend on any of the Company's capital stock, other than dividends of Common Stock with respect to its Common Stock.

                  (10) Limitation on Number of Conversion Shares. The Company shall not be obligated to issue any Shares upon conversion of the Notes if the issuance of such Shares would exceed that number of Shares which the Company may issue upon conversion of the Notes (the "EXCHANGE CAP") without breaching the Company's obligations under the rules and regulations of the Principal Market, except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the Principal Market (or any successor rule or regulation) for issuances of Shares in excess of such amount. Until such approval is obtained, no purchaser of the Notes pursuant to the Securities Purchase Agreement (the "PURCHASERS") shall be issued, upon conversion of the Notes, Shares in an amount greater than the product of (i) the Exchange Cap amount then in effect multiplied by (ii) a fraction, the numerator of which is the principal amount of the Notes issued to such Purchaser pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate principal amount of all the Notes issued to the Purchasers pursuant to the Securities Purchase Agreement (the "CAP ALLOCATION AMOUNT"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Notes, the transferee shall be allocated a pro rata portion of such Purchaser's Cap Allocation Amount. In the event that any holder of the Notes shall convert and exercise, as the case may be, all of such holder's Notes into a number of Shares which, in the aggregate, is less than such holder's Cap Allocation Amount, then the difference between such holder's Cap Allocation Amount and the number of Shares actually issued to such holder shall be allocated to the respective Cap Allocation Amounts of the remaining holders of Notes on a pro rata basis in proportion to the number of Shares then issuable under the Notes then held by each such holder.

                  (11) Vote to Change the Terms of the Notes. The written consent of the Company and the holders representing a majority of the principal amount then outstanding under the Notes shall be required for any change to the Notes (including this Note) and upon receipt of such consent, each Note shall be deemed amended thereby.

                  (12) Lost or Stolen Notes. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver a new Note of like tenor and date; provided, however, the Company shall not be obligated to re-issue a Note if the Holder contemporaneously requests the Company to convert this Note into Shares as permitted hereunder.

                  (13) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

                  (14) Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and all Purchasers and shall not be construed against any person as the drafter hereof.

                  (15) Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

                  (16) Notice. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 8(f) of the Securities Purchase Agreement.


                  (17) Transfer of this Note. The Holder may assign or transfer some or all of its rights hereunder, subject to compliance with the 1933 Act (as defined in the Securities Purchase Agreement) and the provisions of Section 2(f) of the Securities Purchase Agreement without the consent of the Company.

                  (18) Payment of Collection, Enforcement and Other Costs. If:
(a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (b) an attorney is retained to represent the Holder in any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action, including but not limited to reasonable attorneys' fees and disbursements.

                  (19) Cancellation. After all principal and other amounts at any time owed under this Note have been paid in full or converted into Shares in accordance with the terms hereof, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

                  (20) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes containing the same terms and conditions and representing in the aggregate the Principal, and each such new Note will represent such portion of such Principal as is designated by the Holder at the time of such surrender. The date the Company initially issues this Note will be deemed to be the "Issuance Date" hereof regardless of the number of times a new Note shall be issued.

                  (21) Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

                  (22) Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other country or jurisdiction) that would cause the application of the laws of any jurisdiction or country other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

                  (23) Reissuance of Notes. Subject to Section 2(c)(vii), in the event of a conversion or redemption pursuant to this Note of less than all of the Principal, the Company shall promptly cause to be issued and delivered to the Holder, upon tender by the Holder of this Note, a new Note of like tenor representing the remaining Principal that has not been so converted or redeemed. The date the Company issued this Note shall be the "Issuance Date" hereof regardless of the number of times a new Note shall be issued.

                  (24) Effect of Redemption or Conversion. Upon payment of the Redemption Price, the Change of Control Redemption Price, or the amount provided for in Section 1(a), each in accordance with the terms hereof with respect to any portion of the principal of this Note, or delivery of Shares upon conversion of any portion of the principal of this Note in accordance with the terms hereof, such portion of the principal of this Note shall be deemed paid in full and shall no longer be deemed outstanding for any purpose.

                  (25) Payment Set Aside. To the extent that the Company makes a payment or payments to the Holder hereunder or the Holder enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, U.S. state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  (26) Certain Defined Terms. For purposes of this Note, the following terms shall have the following meanings:


                        "ADDITIONAL AMOUNT" means the result of the following
                  formula: (.05)(N/365) (P).

                        "APPROVED REPURCHASES" means repurchases by the Company
                  of the outstanding Shares for a purchase price of not more than $5,000,000 in the aggregate; pursuant to a stock repurchase program that was approved by the Board of Directors of the Company and was publicly announced on June 13, 2002.

                        "APPROVED STOCK PLAN" means any employee benefit plan
                  that has been approved by the Board of Directors of the Company prior to the date of the Securities Purchase Agreement, pursuant to which the Company's securities may be issued to any consultant, employee, officer or director for services provided to the Company.

                        "BANKRUPTCY LAW" means Title 11, U.S. Code, or any
                  similar federal or state law for the relief of debtors.

                        "BUSINESS DAY" means any day other than Saturday, Sunday
                  or other day on which commercial banks in the city of New York are authorized or required by law to remain closed.

                        "CALENDAR QUARTER" means each of (w) the period
                  beginning on and including January 1 and ending on and including March 31, (x) the period beginning on and including April 1 and ending on and including June 30, (y) the period beginning on and including July 1 and ending on and including September 30, and (z) the period beginning on and including October 1 and ending on and including December 31.

                        "COMMON STOCK" means (A) the Company's common stock,
                  $0.0017 par value per share, and (ii) any capital stock resulting from a reclassification of such common stock.

                        "CONVERSION AMOUNT" means the principal amount of this
                  Note to be converted, redeemed or otherwise with respect to which this determination is being made.

                        "CONVERSION PRICE" means, as of any Conversion Date or
                  other date of determination, $2.32, subject to adjustment as provided herein.

                        "CONVERTIBLE SECURITIES" means any stock or securities
                  (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Shares.

                        "CUSTODIAN" means any receiver, trustee, assignee,
                  liquidator or similar official under any Bankruptcy Law.

                        "DOLLARS" or "$" means United States Dollars.

                        "EXEMPTED ISSUANCES" means: (A) the grant or sale of
                  Options to employees, directors and consultants under any employee benefit plan approved by the Board of Directors of the Company after the Issuance Date, provided that any such Option has an exercise price per Share at least equal to the fair market value of the Common Stock on the date of such grant or sale (as reasonably determined by the Board of Directors of the Company) and that the aggregate number of Shares covered by any such Options granted or sold in any 12-month period does not exceed 1.5% of the number of outstanding Shares on the day immediately preceding the commencement of such 12-month period; (B) the grant or sale of Options to employees, directors and consultants under an Approved Stock Plan, and in effect on the date of the Securities Purchase Agreement; (C) Shares issued or deemed to have been issued upon the conversion, exchange or exercise of any Option or Convertible Security outstanding on the date prior to the Issuance Date and set forth in Schedule 3(c) of the Securities Purchase Agreement, provided that the terms of such Option or Convertible Security are not amended on or after the Issuance Date; and (D) Shares issued or deemed to have been issued by the Company upon conversion of the Notes.

                        "ISSUANCE DATE" means the original date of issuance of
                  this Note pursuant to the Securities Purchase Agreement, regardless of any exchange or replacement hereof.

                        "MATURITY DATE" means the date which is the five (5)
                  year anniversary of the Issuance Date, as extended at the option of the Holder in the event that an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing which with the passage of time and failure to cure would result in an Event of Default.

                        "N" means the number of days from, but excluding, the
                  last Interest Date with respect to which has been paid by the Company on this Note (or the Issuance Date, in the event no Interest has been paid on this Note) through and including the Conversion Date, the Maturity Date or other date of determination, as the case may be, for which such determination is being made.

                        "NOTES" means the convertible notes originally issued by
                  the Company pursuant to the Securities Purchase Agreement and all convertible notes issued in exchange therefore or replacement thereof.

                        "OPTIONS" means any rights, warrants or options to
                  subscribe for or purchase Shares or Convertible Securities.

                        "P" means the principal amount of this Note to be
                  converted, redeemed or otherwise with respect to which the determination of the Additional Amount is being made.

                        "PERSON" means an individual, a limited liability
                  company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof or any other legal entity.

                        "PRINCIPAL" means the outstanding principal amount of
                  this Note as of any date of determination.

                        "PRINCIPAL MARKET" means the Nasdaq National Market, if
                  the Common Stock is traded thereon; the Nasdaq SmallCap Market if the Common Stock is traded thereon; or, if the Common Stock is not traded on the Nasdaq Stock Market, then principal securities exchange or trading market for the Common Stock.

                        "REGISTRATION RIGHTS AGREEMENT" means that certain
                  registration rights agreement among the Company and the initial holder of the Notes relating to the filing of a registration statement covering the resale of the Shares issuable upon conversion of the Notes, as such agreement may be amended from time to time as provided in such agreement.

                        "SEC" means the United States Securities and Exchange
                  Commission.

                        "SECURITIES PURCHASE AGREEMENT" means the securities
                  purchase agreement dated June 1, 2003 among the Company and the buyers named therein pursuant to which this Note was originally issued, as such agreement may be amended from time to time as provided therein.

                        "SHARES" means shares of Common Stock.

                        "WEIGHTED AVERAGE PRICE" means, for any security as of
                  any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30 a.m. New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m. New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg Financial Markets ("Bloomberg") through its "Volume at Price" functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m. New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m. New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of Notes representing a majority of the aggregate principal amount of the Notes then outstanding. If the Company and the holders of the Notes representing a majority of the aggregate principal amount of the Notes then outstanding are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(c)(iii) with the term "Weighted Average Price" being substituted for the term "Conversion Price." All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during any period during which the Weighted Average Price is being determined.

                                   * * * * * *

      IN WITNESS WHEREOF, the Company has caused this Note to be signed by -----------------, its -------------------------------, as of
-------------------, 2003.

                                           MRV COMMUNICATIONS, INC.

                                           By:
                                               ---------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT I

                            MRV COMMUNICATIONS, INC.

                                CONVERSION NOTICE

         Reference is made to the Convertible Note (the "NOTE") of MRV Communications, Inc., a Delaware corporation (the "COMPANY"). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, par value $0.0017 per share (the "COMMON STOCK"), of the Company, as of the date specified below.

         Date of Conversion:
                            ----------------------------------------------------

         Aggregate Conversion Amount to be converted:
                                                     ---------------------------
Please confirm the following information:

         Conversion Price:
                          ------------------------------------------------------

         Number of shares of Common Stock to be issued:
                                                       -------------------------

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

         Issue to:
                  --------------------------------------------------------------


         Facsimile Number:
                          ------------------------------------------------------

         Authorization:
                       ---------------------------------------
                  By:
                     -----------------------------------------
                  Title:
                        --------------------------------------

         Dated:
               -----------------------------------------------

         DTC Participant Number and Name (if electronic book entry transfer):
                                                                             ---
         Account Number (if electronic book entry transfer):
                                                            --------------------

                                 ACKNOWLEDGMENT

         The Company hereby acknowledges this Conversion Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ___________ ___, 200_ from the Company and acknowledged and agreed to by [TRANSFER AGENT].

                                     MRV COMMUNICATIONS, INC.

                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                                                       EXHIBIT C

      Based on the foregoing and subject to other limitations, assumptions and qualifications set forth below, we are of the opinion that:

      1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and qualified to do business and in good standing as a foreign corporation in the State of California. The Company has the requisite corporate power and authority to conduct the business, and to own, lease and operate its properties, as described in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

      2. The Company (a) has the corporate power to execute, deliver and perform its obligations under the Transaction Documents, (b) has taken all corporate action necessary to authorize the execution, delivery and performance of the Transaction Documents, and (c) has duly executed and delivered the Transaction Documents. Each of the Transaction Documents is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      3. The issuance and sale of the Convertible Notes have been duly authorized. As of the date hereof, the Conversion Shares are duly authorized and, when issued in accordance with the terms of the Securities Purchase Agreement and the Convertible Notes, the Conversion Shares will be validly issued, fully paid and non-assessable. The stockholders of the Company have no preemptive rights with respect to the issuance of the Conversion Shares under any statute or the Company's Certificate of Incorporation or By-laws.

      4. As of the date hereof, the authorized capital stock of the Company consists of (i) 160,000,000 shares of Common Stock, par value $0.0017 per share, and (ii) 1,000,000 shares of Preferred Stock, par value $0.01 per share, of which no shares are issued and outstanding.

      5. Subject to the accuracy of the Buyers' representations in Section 2 of the Securities Purchase Agreement, it is not necessary to register the Notes or the Conversion Shares under the Securities Act of 1933 in connection with the offer and issuance of the Conversion Shares to the Buyer under the circumstances contemplated by the Stock Purchase Agreement.

      6. Except for the notification of the Nasdaq National Market, the filing with the SEC of a Form D as required under Regulation D and the filing with the SEC of a registration statement as required by the Registration Rights Agreement, the execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations under the Transaction Documents, do not require the Company to obtain any approval by or make any filing with any governmental authority under the General Corporation Law of the State of Delaware or any statute, rule, or regulation of the State of California or the United States.

      7. The execution, delivery and performance by the Company of the Transaction Documents, the consummation by the Company of the transactions contemplated thereby and the compliance by the Company with the terms thereof do not (a) violate or constitute a default under (i) the Certificate of Incorporation or the By-laws of the Company, or
(ii) any agreement, note, lease, mortgage, deed or other instrument listed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2002, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, or any other filing by the Company with the SEC since December 31, 2002; or (b) result in any violation of the General Corporation Law of the State of Delaware or any applicable statute, rule, or regulation of the State of California or the United States.

      8. To our knowledge, at the date of this opinion letter, there is no action or proceeding pending before any court, governmental agency or arbitrator, or overtly threatened in writing, against the Company, except as disclosed in the Company's filings with the Securities and Exchange Commission filed at least 10 days prior to the date of the Purchase Agreement. In rendering the foregoing opinion, please note that we have not conducted a docket search in any jurisdiction with respect to litigation that may be pending against the Company or any of its Subsidiaries or officers or directors, nor have we undertaken any further inquiry, beyond obtaining the Officers Certificate.

      9. The Company is not an "investment company" or an entity controlled by an "investment company," as such terms are defined in the Investment Company Act of 1940.

                                                                       EXHIBIT B



                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of June 1, 2003 by and among MRV Communications, Inc., a Delaware corporation, with headquarters located at 20415 Nordhoff Street, Chatsworth, CA 91311 (the "COMPANY"), and the undersigned buyers (each, a "BUYER" and collectively, the "BUYERS").

         WHEREAS:

         A. In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the "SECURITIES PURCHASE AGREEMENT"), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to the Buyers convertible notes of the Company ( the "NOTES"), which will be convertible into shares of the Company's common stock, $0.0017 par value per share (the "COMMON STOCK") (as converted, the "CONVERSION SHARES"), in accordance with the terms of the Notes;

         B. To induce the Buyers to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 ACT"), and applicable state securities laws.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

         1. DEFINITIONS.

                  As used in this Agreement, the following terms shall have the following meanings:

                  a. "INVESTOR" means a Buyer, any permitted transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with
Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

                  b. "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a governmental or any department or agency thereof.

                  c. "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis ("RULE 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

                  d. "REGISTRABLE SECURITIES" means (i) the Conversion Shares issued or issuable upon conversion of the Notes and (ii) any shares of capital stock issued or issuable with respect to the Conversion Shares or the Notes as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of Notes.

                  e. "REGISTRATION STATEMENT" means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

         2. REGISTRATION.

                  a. Mandatory Registration.

                           (i) Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than 30 days after the Closing Date (as defined in the Securities Purchase Agreement) (the "FILING DEADLINE"), file with the SEC a Registration Statement on Form S-3 covering the resale of all of the Registrable Securities. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 2(d). The Registration Statement prepared pursuant hereto shall register for resale at least that number of shares of Common Stock equal to 100% of the number of Conversion Shares issuable upon conversion of all the outstanding Notes (without regard to any limitations on the conversion thereof) as of the second trading day immediately preceding the date the Registration Statement is initially filed with the SEC, subject to adjustment as provided in Section 2(e). The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the date which is 90 days after the Closing Date (the "EFFECTIVENESS DEADLINE").

                  b. Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and each increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Investor's Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement.

                  c. Legal Counsel. Subject to Section 5 hereof, the Buyers holding a majority of the Registrable Securities shall have the right to select one legal counsel to review and oversee any offering pursuant to this Section 2 ("LEGAL COUNSEL"), which shall be Katten Muchin Zavis Rosenman or such other counsel as thereafter designated by the holders of a majority of the Registrable Securities. The Company shall reasonably cooperate with Legal Counsel in performing the Company's obligations under this Agreement.

                  d. Ineligibility for Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the holder of a majority of the Registrable Securities and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

                  e. Sufficient Number of Shares Registered. In the event the number of shares available under a Registration Statement filed pursuant to
Section 2(a) is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or an Investor's allocated portion of the Registrable Securities pursuant to Section 2(b), the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least 100% of the number of such Registrable Securities as of the trading day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefor arises. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed "insufficient to cover all of the Registrable Securities" if at any time the number of Registrable Securities issued or issuable upon conversion of the Notes covered by such Registration Statement is greater than the number of shares of Common Stock available for resale under such Registration Statement. The calculation set forth in the foregoing sentence shall be made without regard to any limitations on the conversion of the Notes and such calculation shall assume that the Notes are then convertible into shares of Common Stock at the then prevailing Conversion Rate (as defined in the Notes), if applicable.

                  f. Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If (i) a Registration Statement covering all the Registrable Securities and required to be filed by the Company pursuant to this Agreement is not (A) filed with the SEC on or before the Filing Deadline or (B) declared effective by the SEC on or before the Effectiveness Deadline or (ii) on any day after the Registration Statement has been declared effective by the SEC sales of all the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period (as defined in Section 3(t))) pursuant to the Registration Statement (including, without limitation, because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement or to register sufficient shares of

Common Stock), then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not, except as described below in this Section 2(f), be exclusive of any other remedies under the Transaction Documents, available at law or in equity), the Company shall pay to each holder of Notes an amount in cash equal to the product of (i) the principal amount of the Notes held by each holder multiplied by (ii) the product of (A) 0.000667 multiplied by (B) the sum (without duplication) of (x) the number of days after the Filing Deadline that such Registration Statement is not filed with the SEC, plus (y) the number of days after the applicable Effectiveness Deadline that the Registration Statement is not declared effective by the SEC, plus (z) the number of days after the Registration Statement has been declared effective by the SEC that such Registration Statement is not available (other than during an Allowable Grace Period) for the sale of at least all the Registrable Securities required to be included on such Registration Statement pursuant to Section 2(e). The payments to which a holder shall be entitled pursuant to this Section 2(f) are referred to herein as "REGISTRATION DELAY PAYMENTS." Registration Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Delay Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. In the event the Company files, by the Filing Deadline, a Registration Statement coving all the Registrable Securities and required to be filed pursuant to this Agreement and the Company uses its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable, but such Registration Statement is not declared effective on or before the Effectiveness Deadline, the holders of the Notes shall not be entitled to any remedies, under the Transaction Documents, at law or in equity, due to such failure of the Registration Statement to be declared effective, other than the Registration Delay Payments (including any interest accruing thereon), for a period of 30 days following the Effectiveness Deadline, after which period such Registration Delay Payments shall no longer be exclusive of any other remedies available under the Transaction Documents, at law or in equity.

         3. RELATED OBLIGATIONS.

                  At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a) or 2(e), the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

                  a. The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the applicable Registrable Securities (but in no event later than the applicable Filing Deadline) and use its best efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as practicable after such filing (but in no event later than the applicable Effectiveness Deadline). The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) (or successor thereto) promulgated under the 1933 Act or (ii) the date on which the Investors shall have sold all the Registrable Securities covered by such Registration Statement (the "REGISTRATION PERIOD"). Such Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The term "best efforts" shall mean, among other things, that the Company shall submit to the SEC, within two (2) Business Days (as defined in the Notes) after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request.

                  b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the "1934 ACT"), the Company shall have incorporated such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

                  c. The Company shall (A) permit Legal Counsel to review and comment upon (i) the initial Registration Statement at least five (5) days prior to its filing with the SEC and (ii) all other Registration Statements and all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any document, registration statement, amendment or supplement described in the foregoing clause (A) in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld. The Company shall furnish to Legal Counsel, without charge, (i) any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such

Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company's obligations pursuant to this Section 3.

                  d. The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

                  e. The Company shall use its best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by the Investors of the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of all the states of the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

                  f. The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

                  g. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

                  h. At the request of the Investors holding a majority in interest of the Registrable Securities included in the Registration Statement to which the request relates, the Company shall furnish to the Investors, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as the Investors may reasonably request (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investors, provided the Investors provide the accountants providing such letter with such written representations and legal opinions as such accountants may reasonably request to satisfy the requirements of Statement on Auditing Standards ("SAS") 72, as amended by SAS-86, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors, provided that the first such letter and opinion shall be furnished at the expense of the Company and any subsequent such letter and opinion shall be furnished at the expense of the Investors.

                  i. Upon the written request of any Investor, the Company shall make available for inspection during regular business hours by (i) such Investor, (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by the Investors (collectively, the "INSPECTORS"), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "RECORDS"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless
(a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

                  j. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless
(i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                  k. The Company shall use its best efforts to secure designation and quotation of all the Registrable Securities covered by the Registration Statement on the Nasdaq National Market, or if, despite the Company's best efforts to satisfy the preceding clause, the Company is unsuccessful in satisfying the preceding clause, to secure the inclusion for quotation on The Nasdaq SmallCap Market for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).

                  l. The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

                  m. The Company shall provide a transfer agent and registrar of all such Registrable Securities not later than the effective date of the applicable Registration Statement.

                  n. If requested by an Investor, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as an Investor requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by an Investor of such Registrable Securities.

                  o. The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary to consummate the disposition of such Registrable Securities.

                  p. The Company shall make generally available to its security holders as soon as practical, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning after, but not later than the first day of the Company's fiscal quarter next following, the effective date of the Registration Statement.

                  q. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

                  r. Within two (2) Business Days after a Registration Statement which covers applicable Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

                  s. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to a Registration Statement.

                  t. Notwithstanding anything to the contrary in Section 3(f), at any time after the applicable Registration Statement has been declared effective by the SEC, the Company may delay the disclosure of material non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a "GRACE PERIOD"); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed 20 consecutive days and during any 365 day period such Grace Periods shall not exceed an aggregate of 45 days and the first day of any Grace Period must be at least two (2) trading days after the last day of any prior Grace Period (an "ALLOWABLE GRACE PERIOD"). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the holders receive the notice referred to in clause (i) and shall end on and include the later of the date the holders receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(g) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material non-public information is no longer applicable.

         4. OBLIGATIONS OF THE INVESTORS.

                  a. At least seven (7) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information, if any, the Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in such Registration Statement (an "INFORMATION REQUEST"). It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company, in response to an Information Request, such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

                  b. Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

                  c. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor's receipt of a notice from the Company of the happening of any event of the kind described in
Section 3(g) or the first sentence of 3(f) and for which the Investor has not yet settled.

         5. EXPENSES OF REGISTRATION.

                  All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company. The Company shall also reimburse the Investors for the fees and disbursements of Legal Counsel, subject to the limitation set forth in Section 4(h) of the Securities Purchase

Agreement, in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement.

         6. INDEMNIFICATION.

                  In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                  a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an "INDEMNIFIED PERSON"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "CLAIMS") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("INDEMNIFIED DAMAGES"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("BLUE SKY FILING"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any material violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, "VIOLATIONS"). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(d); (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(d), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to
Section 3(d); and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

                  b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each an "INDEMNIFIED PARTY"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

                  c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprized at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

                  d. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

                  e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

         7. CONTRIBUTION.

                  To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that:
(i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale, shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

         8. REPORTS UNDER THE 1934 ACT.

                  With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("RULE 144"), the Company agrees to:

                  a. make and keep public information available, as those terms are understood and defined in Rule 144;

                  b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

                  c. furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the investors to sell such securities pursuant to Rule 144 without registration.

         9. ASSIGNMENT OF REGISTRATION RIGHTS.

                  The rights under this Agreement shall be automatically assignable by the Investors to any transferee of Registrable Securities having an aggregate fair market value of at least $1,000,000 on the date of transfer if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such transfer or assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause
(ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

         10. AMENDMENT OF REGISTRATION RIGHTS.

                  Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who then hold a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

         11. MISCELLANEOUS.

                  a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities, including, without limitation, by virtue of the fact that such Person has the right to receive such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

                  b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:

                           MRV Communications, Inc.
                           20415 Nordhoff Street,
                           Chatsworth, CA 91311
                           Telephone:  (818) 773-0900
                           Facsimile:   (818) 407-5656
                           Attention:   Noam Lotan

                  With a copy to:

                           Kirkpatrick and Lockhart LLP
                           10100 Santa Monica Boulevard
                           Seventh Floor
                           Los Angeles, CA  90067
                           Telephone:  310-552-5033
                           Facsimile:  310-552-5001
                           Attention:  Mark Klein, Esq.

                  If to Legal Counsel:

                           Katten Muchin Zavis Rosenman
                           525 West Monroe Street, Suite 1600
                           Chicago, Illinois 60661-3693
                           Telephone:  312-902-5200
                           Facsimile:  312-902-1061
                           Attention:  Michele R. Chaffee, Esq.
                                       Mark D. Wood, Esq.


If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers attached hereto, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or, in the case of a Buyer or other party named above, to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

                  c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  d. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                  e. This Agreement, the Securities Purchase Agreement and the Notes constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Securities Purchase Agreement and the Notes supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

                  f. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

                  g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  h. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  j. All consents and other determinations to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Investors holding a majority of the Registrable Securities, determined as if all of the Notes then outstanding have been converted into Registrable Securities without regard to any limitations on conversion of the Notes. Any consent or other determination approved by Investors holding a majority of the Registrable Securities shall be binding on all Investors.

                  k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

                  l. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

                                   * * * * * *

         IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

COMPANY:                                    BUYERS:

MRV COMMUNICATIONS, INC.                    DEUTSCHE BANK, AG LONDON BRANCH

By: /S/ Noam Lotan                           By: /S/ Tracy Fu
    -----------------------------               ------------------------------
    Name: Noam Lotan                            Name: Tracy Fu
         ------------------------                     ------------------------
    Title: CEO                                  Title: Authorized Signatory
           ----------------------                      -----------------------
           June 1, 2003

                               SCHEDULE OF BUYERS

                                            INVESTOR ADDRESS                 INVESTOR'S LEGAL REPRESENTATIVES'
           INVESTOR'S NAME                AND FACSIMILE NUMBER                 ADDRESS AND FACSIMILE NUMBER
           ---------------                --------------------               ---------------------------------
Deutsche Bank, AG London Branch           c/o Deutsche Bank AG               Katten Muchin Zavis Rosenman
                                          31 West 52nd Street                525 W. Monroe Street
                                          New York, New York 10019           Chicago, Illinois 60661-3693
                                          Attn:  Nick Brumm                  Attention: Michele R. Chaffee, Esq.
                                                 Tracy Fu                               Mark D. Wood, Esq.
                                          Phone: 212-469-5800                Telephone: (312) 902-5200
                                          Fax:   212-469-5787                Facsimile: (312) 902-1061

                                                                       EXHIBIT A

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

[TRANSFER AGENT]

ATTN:
     -------------------------------

                  RE:      MRV COMMUNICATIONS, INC.

Ladies and Gentlemen:

         We are counsel to MRV Communications, Inc., a Delaware corporation (the "COMPANY"), and have represented the Company in connection with that certain Securities Purchase Agreement (the "PURCHASE AGREEMENT") entered into by and among the Company and the buyers named therein (collectively, the "HOLDERS") pursuant to which the Company issued to the Holders convertible notes (the "NOTES"), convertible into shares of the Company's common stock, $0.0017 par value per share (the "COMMON STOCK"). Pursuant to the Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Notes, under the Securities Act of 1933, as amended (the "1933 ACT"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ___, 200_, the Company filed a Registration Statement on Form S-3 (File No. 333-_____________) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

         In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                         Very truly yours,

                                         [ISSUER'S COUNSEL]

                                         By:
                                            ----------------------------------

cc: [LIST NAMES OF HOLDERS]



60181216